Exhibit 15.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our Auditors’ Report dated July 26, 2018 with respect to the consolidated financial statements of Portage Biotech Inc. (the “Company”) as at March 31, 2018 and March 31, 2017 and for the years ended March 31, 2018, 2017 and 2016 included in the Annual Report on Form 20-F of the Company for the year ended March 31, 2020.

Toronto, Ontario, Canada	Chartered Professional Accountants
August 17, 2020	Licensed Public Accountants